  EXHIBIT 99.1

Freeze Tag Announces National Sponsorship

of the American Diabetes Association®

TUSTIN, CA, April 5, 2018– Freeze Tag (OTC:FRZT), a leading creator of location-based, mobile social games, today announced the company has signed an agreement to become a national sponsor of the American Diabetes Association (ADA). The sponsorship follows a successful fundraising effort for the ADA in October 2017 by Munzee players and company employees.

“Our players have consistently supported our fundraising efforts over the last five years, and we’re excited to offer them the opportunity to give back to a great organization in fun new ways,” said Rob Vardeman, President of Freeze Tag. “We have a lot of great ideas to raise funds for the ADA, and we are grateful for the support of our players.”

With a suite of location-based games including Munzee, ZeeTours, Garfield Go and WallaBee, Freeze Tag is dedicated to helping people live healthier lives.

The sponsorship includes a wide variety of programs, including nationwide Tour de Cure® cycling events, the ADA’s National Get Fit Don’t Sit DayTM on Wednesday, May 2, 2018, and a variety of activity-based products across the Freeze Tag’s gaming platforms. The sponsorship will last through 2020 and will utilize all of Freeze Tag’s games, including Munzee, ZeeTours, Eventzee and more.

To kick off the relationship, Freeze Tag will launch ZeeTours in Seattle on May 5, 2018, which are zany city walking tours, and in locations that correspond with ADA’s Tour de Cure events. Freeze Tag will offer participants and supporters the opportunity to explore the great cities they visit in an active learning capacity.

“Regular physical activity is important for everyone, but it is especially important for people with diabetes and those at risk for diabetes as part of an effective lifestyle management program,” said the ADA’s Chief Scientific, Medical and Mission Officer William T. Cefalu, MD. “Freeze Tag’s sponsorship of programs such as National Get Fit Don’t Sit Day and Tour de Cure encourage the public and event participants to have fun while engaging in healthy physical activity.”

As part of Freeze Tag’s commitment to the ADA, the company will host a variety of Munzee player events and gatherings at ADA’s Tour de Cure events throughout the year. Freeze Tag will have more information regarding Tour de Cure, National Get Fit Don’t Sit Day and more sponsorship opportunities in the near future.

“This agreement with the ADA is an example of our initiative to establish strategic relationships with large, national organizations whose goals align with ours,” said Craig Holland, CEO of Freeze Tag. “Our association with and sponsorship of the ADA will introduce Freeze Tag products to many new potential players over the next two years.”

For more information about Freeze Tag, go to http://www.freezetag.com

About Freeze Tag, Inc.

Freeze Tag, Inc. is a leading creator of mobile location-based games for consumers and businesses. Our games include hits such as Munzee, a social platform with over 7 million locations worldwide and hundreds of thousands of players that blends gamification and geolocation into an experience that rewards players for going places in the physical world, Garfield Go, a Pokemon Go style augmented reality game based on the iconic cat Garfield, WallaBee, an addictive collecting game with over 2,000 beautifully drawn digital cards, as well as many social mobile games that provide endless hours of family-friendly fun. We also offer our gaming technology and services to businesses that want to leverage mobile gaming in their marketing and branding programs. For example, our Eventzee solution allows businesses to create private scavenger hunts in physical places such as malls, tradeshows, company events or campuses to create immersive brand experiences.

Forward-Looking Statements This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, our ability to market our games, and our ability to implement new changes and release them. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact:

info@freezetag.com

714-210-3850 x26